Exhibit 99.1

BridgeCo, Inc.

Consolidated Financial Statements
Three months ended March 31, 2011 and March 31, 2010 and
Year ended December 31, 2010

BridgeCo, Inc.
Three months ended March 31, 2011 and March 31, 2010 and
Year ended December 31, 2010

Contents

Phone+41 44 444 35 55 Fax+41 44 444 37 66 www.bdo.ch	BDO Ltd Fabrikstrasse 50 CH-8031 Zurich

Independent Auditors’ Report

Board of Directors
BridgeCo, Inc.

We have audited the accompanying consolidated balance sheet of BridgeCo, Inc. as of December 31, 2010 and the related consolidated statement of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BridgeCo, Inc. at December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 14 to the financial statements, the financial statements have been restated to correct certain misstatements.

As discussed in Note 14 to the financial statements, the financial statements have been revised to reflect preferred stock as mezzanine equity.

Zurich, Switzerland, April 07, 2011 (except for Note 14 which is dated August 1, 2011)

BDO Ltd

/s/ Adreas Wyss	/s/ Christoph Tschumi
Swiss Certified Accountant	Swiss Certified Accountant

BDO Ltd, a limited company under Swiss law, incorporated in Zurich, forms part of the international BDO Network of independent member firms.

BridgeCo, Inc
Consolidated Balance Sheets

	March 31 2011 (Unaudited)	December 31 2010 (Audited) as Restated (see Note 14)
Assets

Current Assets
Cash and cash equivalents	$237,463	$647,657

Accounts receivable	1,069,866	663,806
Allowance for doubtful accounts	-	-
Accounts receivable, net	1,069,866	663,806

Inventories, net	542,239	287,020
Prepayments and other current assets	567,289	339,616

Total Current Assets	2,416,856	1,938,099

Restricted cash	1,026,882	607,320
Deposits Long Term	220,103	217,742
Property and equipment, net	72,877	57,735
Intangible assets, net	486,987	528,344

Total Assets	$4,223,706	$3,349,240

Liabilities, Mandatorily Reedemable Securities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable	$1,582,910	$936,006
Accrued liabilities	528,771	655,542
ETV Debt - Current	617,087	649,495
Deferred Revenue	13,896	13,896

Total Current Liabilities	2,742,664	2,254,939

ETV Debt - Long Term	822,303	931,206
Warrant Liability	594,513	181,098

Total Liabilities	$4,159,480	$3,367,243

Mandatorily Reedemable Securities
Convertible Preferred stock at $0.01 par value; aggregate liquidation preference of $10,500,000 Authorized - 12,750,000 and 10,750,000 as of March 31, 2011 and December 31, 2010, respectively Outstanding - 12,500,000 and 10,500,000 as of March 31, 2011 and December 31, 2010, respectively	$12,500,000	$10,500,000

Commitments and Contingencies (Note 11)

Stockholders' Equity (Deficit)
Common stock at $ 0.01 par value Authorized - 17,000,000 and 15,000,000 as of March 31, 2011 and December 31, 2010, respectively Outstanding - 39,978 and 36,078 as of March 31, 2011 and December 31, 2010, respectively	398	361
Additional paid-in capital	79,987,977	79,995,711
Accumulated deficit	(93,463,827)	(91,558,768)
Accumulated other comprehensive income	1,039,678	1,044,694

Total Stockholders' Equity (Deficit)	(12,435,774)	(10,518,003)

Total Liabilities, Mandatorily Reedemable Securities and Stockholders' Equity (Deficit)	$4,223,706	$3,349,240

The accompanying notes to financial statements are an integral part of these consolidated balance sheets.

BridgeCo, Inc
Consolidated Statements of Operations and Comprehensive Loss

	Three months ended	Three months ended	Year Ending
	March 31	March 31	December 31, 2010
	2011 (Unaudited)	2010 (Unaudited)	as Restated (see Note 14)
Revenue
Product revenue	$2,008,479	$397,974	$5,596,825
Service and other revenue	226,128	113,289	637,313
Total revenue	2,234,607	511,263	6,234,138

Cost of sales of products	(1,420,670)	(230,073)	(3,905,044)
Cost of sales of services and others	(46,490)	(45,773)	(338,334)
Loss on disposal of Inventory	-	-	(2,015)

Gross profit	767,447	235,417	1,988,745

Sales, general and administrative	(1,045,659)	(623,952)	(3,040,240)
Research and development	(1,135,969)	(632,707)	(2,750,108)

Total operating expenses	(2,181,628)	(1,256,659)	(5,790,348)

Loss from operations	(1,414,181)	(1,021,242)	(3,801,603)

Interest income (expense), net	(52,034)	(76,881)	(281,215)
Other income (expenses)	(41)	(4,865)	(60,295)
Change in fair value of warrants	(413,415)	(36,220)	(36,220)
Foreign exchange gain (loss), net	(25,388)	1,588	68,599

Loss from continuing operations before taxes	(1,905,059)	(1,137,620)	(4,110,734)
Taxes	-	-	15,931
Net Loss	$(1,905,059)	$(1,137,620)	$(4,126,665)

Foreign currency translation adjustment	(5,016)	(45,278)	(110,462)
Net comprehensive loss	$(1,910,075)	$(1,182,898)	$(4,237,127)

The accompanying notes to financial statements are an integral part of these consolidated statements.

BridgeCo, Inc
Consolidated Statements of Stockholders' Equity (deficit)

	Mandatorily Reedemable Securities		Stockholders' Equity
	Series New A convertible preferred stock		Class A Common stock		Additional	Other comprehensive	Accumulated	Total stockholders'
	Shares	Liability Amount	Shares	Amount	paid-in capital	(loss) income	deficit	equity

Balance at December 31, 2009 (as Restated) see Note 14	6,000,000	$6,000,000	-	$-	$79,994,863	$1,155,156	$(87,432,103)	$(6,282,084)

Net Income (Loss)							(4,126,665)	(4,126,665)

Foreign currency translation adjustments						(110,462)		(110,462)
Shared-based compensation					97,294			97,294
Common share purchase rights exercised			36,078	361	5,772			6,133
Issuance costs					(102,219)			(102,219)
Issuance of Series New A convertible preferred stock	4,500,000	4,500,000

Balance at December 31, 2010 (Audited) (as Restated) see Note 14	10,500,000	$10,500,000	36,078	$361	$79,995,711	$1,044,694	$(91,558,768)	$(10,518,003)

Net Income (Loss)							(1,905,059)	(1,905,059)

Foreign currency translation adjustments						(5,016)		(5,016)
Shared-based compensation					2,820			2,820
Common share purchase rights exercised			2,213	38	339			377
Issuance costs					(10,893)			(10,893)
Issuance of Series New A convertible preferred stock	2,000,000	2,000,000

Balance at March 31, 2011 (Unaudited)	12,500,000	$12,500,000	38,291	$398	$79,987,977	$1,039,678	$(93,463,827)	$(12,435,774)

The accompanying notes to financial statements are an integral part of these consolidated statements.

BridgeCo, Inc
Consolidated Statements of Cash Flows

	Three months ended	Three months ended	Year Ending
	March 31,	March 31,	December 31,
	2011 (Unaudited)	2010 (Unaudited)	as Restated (see Note 14)

Cash flows from operating activities
Net loss	$(1,905,059)	$(1,137,620)	$(4,126,665)
Adjustments to reconcile net loss to cash provided from operating activities
Amortization and write-down of intangibles	46,720	15,557	105,269
Amortization of Debt costs	-	-	14,698
Non cash stock compensation expense	2,820	24,362	97,294
Gain/Loss on warrants valuation	413,415	36,220	36,220
Inventory provisions	-	-	(79,288)
Foreign exchange loss (gain)	(2,868)	(43,826)	(110,462)
Changes in assets and liabilities
Accounts receivable	(406,059)	114,324	(136,697)
Prepayments and other current assets	(228,003)	(1,254)	(300,330)
Inventories	(255,219)	(51,380)	212,464
Accounts payable	646,869	(90,219)	(172,826)
Accrued liabilities	(126,298)	(3,677)	81,527
Deferred Revenue	-	5,000	13,896
Cash used in operating activities	(1,813,682)	(1,132,513)	(4,364,900)

Cash flows from investing activities
Purchase of property and equipment	(15,116)	-	(57,735)
Purchase of intangible assets	(5,363)	(20,969)	(540,777)
Decrease (Increase) in Deposits Long Term	(2,263)	-	(110,305)
Decrease (Increase) in restricted cash	(419,562)	-	(575,322)

Cash used in investing activities	(442,304)	(20,969)	(1,284,139)

Cash flows from financing activities
Principal repayments of ETV Debt	(141,311)	(291,989)	(732,076)
Decrease (Increase) in ETV Debt Discount & Costs	-	1,855	-
Proceeds from issuance of convertible preferred stock	2,000,000	1,500,000	4,500,000
Decrease (Increase) in preferred stock costs	(10,893)	(57,598)	(102,219)
Proceeds from exercise of stock options, net of expense	377	-	6,133
Cash provided by financing activities	1,848,173	1,152,268	3,671,838

Effects of change in foreign exchange rates on cash	(2,381)	(2,926)	(58)
Cash and cash equivalents, beginning of year	647,657	2,624,916	2,624,916
Net decrease (increase) in cash and cash equivalents -	(410,194)	(4,140)	(1,977,259)

Cash and cash equivalents, end of year	$237,463	$2,620,776	$647,657

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest (net of amount accrued)	35,247	76,883	281,236
Income Tax	-	-	15,931

The accompanying notes to financial statements are an integral part of these consolidated statements.

BridgeCo, Inc.
Notes to Consolidated Financial Statements

1.	Organization and Nature of Business

Organization – BridgeCo, Inc., a Delaware corporation (“BridgeCo, Inc.”, the “Company”, or the “Group”) was incorporated under the laws of Delaware on June 16, 2005.

Nature of Business – The Company is a fabless semiconductor company that designs, develops and markets comprehensive digital entertainment networking platform solutions, including system-on-a-chip- and firmware. The Company’s semiconductor and software technologies enable consumer devices such as traditional radios and stereos to access internet music content and services over a wireless home network.

Although the Company is no longer in the development stage, it is subject to certain risks common to companies in similar stages of their operations. The Company has a limited operating history, which includes substantial losses since its foundation. The Company’s future success is dependent upon a number of factors which include among other things, the ability to successfully market its product, reaching a critical mass of purchasers and sellers, generation of sufficient revenue, continued technological innovation, management of growth and attraction and retention of key personnel.

Going Concern - The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

For the year ended December 31, 2010, the Company incurred a net loss of $4,126,665, negative operating cash flows from continuing operations of $4,364,901 and has an accumulated deficit of $91,558,768. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company is expected to continue to experience negative operating cash flows as it pursues its business strategy, which will necessitate additional financing. The Company’s management is actively seeking additional financing to continue operations and execute its business strategy. Subsequent to year-end the Company raised an additional $2,000,000 in equity financing.

For the period ended March 31, 2011 the Company incurred a net loss of $1,905,059, negative operating cash flows from continuing operations of $1,813,682 and has an accumulated deficit of $93,463,827. As explained in Note 15 on Subsequent events, the Company has been acquired by Standard Microsystems Corporation (“SMSC”). SMSC signed a letter dated August 1, 2011 whereas it will provide the Company with sufficient support to enable the Company to meet its obligations to third parties as and when they fall due and to continue as a going concern for the next twelve months from the date of this letter. Consequently, the Company’s management believes that the Company will be able to continue as a Going concern for the next twelve months.

Management Information and Internal Controls - The Board of Directors uses a variety of information and internal controls to monitor the Company’s operations and operational risks. The Board of Directors holds periodic meetings to review the results of operations and to discuss matters that are deemed critical to the Company. The Board of Directors principally relies on the Company’s global accounting system which provides a wide variety of reports including full monthly reports in which the results of operations may be analyzed. Company management supplements this information as requested by the various members of the Board of Directors. At the end of each financial quarter, management issues interim operating results that will be provided to the Board of Directors. Final quarterly results will then be provided and discussed accordingly.

BridgeCo, Inc.
Notes to Consolidated Financial Statements

The Company has established a set of risk management systems incorporating existing operational and financial risk and reporting systems. The goal of the Company’s risk management is to minimize operational risks related to the Company’s core assets and therefore monitor and control all processes that are key and of major financial relevance to the Company.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation – The accompanying consolidated financial statements of BridgeCo, Inc. include the accounts of the Company and its wholly-owned subsidiaries:

•	BridgeCo Japan KK, incorporated on February 26, 2008
•	BridgeCo Software Services India Private Ltd, incorporated on September 24, 2008

BridgeCo, Inc. and its subsidiaries are collectively referred to herein as the “Company”. All significant intercompany accounts and transactions have been eliminated in consolidation.  The reporting currency of all members of the group is the U.S. dollar. These consolidated financial statements were prepared based on accounting principles generally accepted in the United States (“U.S. GAAP”).

The accompanying unaudited condensed consolidated financial statements of BridgeCo, Inc. for the three months period ended March 31, 2011 and 2010 have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These statements reflect all normal recurring adjustments that, in the opinion of management, are necessary for fair presentation of the information contained herein. The Company adheres to the same accounting policies in preparing interim financial statements. As permitted under generally accepted accounting principles in the United States, interim accounting for certain expenses, including income taxes, are based on full year assumptions. Such amounts are expensed in full in the year incurred. For interim financial reporting purposes, income taxes are recorded based upon estimated annual income tax rates.

Revenue Recognition – The Company recognizes revenue from product sales when there is persuasive evidence that an arrangement exists, delivery has occurred, the price is fixed and determinable, and collectability is reasonably assured. Allowances are established for estimated uncollectible amounts, product returns and discounts. Taxes collected from customers and remitted to governmental authorities like sales taxes, VAT are generally deducted directly from gross sales without recording them in revenue. Contract revenue includes milestone payments associated with service agreements with third parties. The Company recognizes revenue from service agreements when collectability is reasonably assured, the services are performed and ‘accepted by the customer’ upon achievement of the milestone. Payments received in excess of amounts earned are classified as deferred revenue until earned.

Accounts Receivable – Accounts receivable are recorded at their face value less an estimated allowance for doubtful accounts. The allowance is recorded based on the Company’s evaluation of probable credit losses made on a customer by customer basis. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The allowance for non-collectability of accounts receivable is based upon management’s expectations of collectability. As of December 31, 2010 there was no allowance for doubtful accounts.

BridgeCo, Inc.
Notes to Consolidated Financial Statements

Inventories – Inventories are stated at the lower of cost or market on a first-in, first-out basis. The Company evaluates the need for potential provision for inventory by considering a combination of factors, including the life of the product, sales history, obsolescence and sales forecasts.

Cash and Cash Equivalents –The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At times, the Company's cash balances in U.S. banks may exceed the Federal Deposit Insurance Corporation (FDIC) insured limit and foreign accounts are not covered by FDIC.

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. We have never experienced any losses related to these balances. All of our non-interest bearing cash balances were fully insured at December 31, 2010 due to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. Beginning 2013, insurance coverage will revert to $250,000 per depositor at each financial institution, and our non-interest bearing cash balances may again exceed federally insured limits.

Property and Equipment – Property, plant and equipment are recorded at cost.  Depreciation is provided using straight-line method over the estimated useful lives ranging from three to eight years.  Leasehold improvements are depreciated over the shorter of their estimated useful life or the life of the underlying lease. The Company capitalizes expenditures that materially increase asset lives, and charges normal maintenance and repairs and minor replacements to expense as incurred.

Estimated Useful Life
Furniture and fixtures	8 years
Machinery and equipment	3 years
Computer equipment and software	3 years
Leasehold improvements	Lesser of useful life or term of lease

Upon retirement or sale, the costs of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is charged to income. Repairs and maintenance costs are expensed as incurred.

Intangible Assets – Intangible assets consist of legal costs to obtain and register patents and certain acquired intellectual property licenses. Legal and other costs relating to acquisition of patents are amortized over the useful life of the patent generally estimated at three years. Acquired licenses are amortized over the term of the license usually ranging from one to five years. The Company assesses the values of the patents and licenses when events or circumstances indicate that the carrying amounts may not be recoverable. During 2010 there were no unrecoverable items. Payments made to acquire intellectual property rights (generally software) of third parties which are included in the products that the Company sells to customers are capitalized as intangible assets. Amortization is recorded on a straight-line basis over the expected life of the sold product which is generally three years and commences when the product being sold is available for general release to customers.

Long-Lived Assets – The Company periodically evaluates the recoverability of long-lived assets whenever events and changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. When indicators of impairment are present, the carrying values of the assets are evaluated in relation to the operating performance and future undiscounted cash flows of the underlying business. The net book value of the underlying asset is adjusted to fair value if the sum of the expected discounted cash flows is less than book value. Fair values are based on estimates.

BridgeCo, Inc.
Notes to Consolidated Financial Statements

Research and Development – Research and development costs are expensed as incurred.  Intangible assets acquired from third parties for use in the Company’s research and development activities are expensed when the assets have no alternative future use.

Foreign Currency – Income, expense and cash flows of foreign subsidiaries are translated into the Company’s reporting currency at period average exchange rates and the corresponding balance sheets at the period-end exchange rate. Exchange differences arising from the translation of the net investment in foreign subsidiaries are recorded, in currency translation adjustment in shareholders’ equity (deficit).

The Group conducts certain business transactions in foreign currencies. Foreign currency transactions are accounted for at the exchange rates prevailing at the date of the transactions. Gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies are recognized in the statements of operations in the corresponding period.

Stock-based compensation- The Company accounts for stock based compensation under ASC Topic 718, Stock Compensation (ASC 718). Under the fair value recognition provision of ASC 718, stock based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense as it is earned over the requisite service period, which is the vesting period.

Stock-based compensation expense for periods ending March 31, 2011, March 31, 2010 and December 31, 2010 amounted to $2,820(Unaudited), $24,362(Unaudited) and $97,294 respectively.

Income Taxes – The Group accounts for income taxes in accordance with ASC Topic 740, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using enacted tax rules and laws that will be in effect when differences are expected to reverse. The Group performs periodic evaluations of recorded tax assets and liabilities and maintains a valuation allowance if deemed necessary.

Fair Value of Financial Instruments - The Company’s financial instruments are comprised of cash and cash equivalents, accounts receivables, accounts payable, warrant liability and debt. Their carrying values approximate fair value, unless otherwise noted.

Valuation of Freestanding Warrants - ASC 815 requires measurement of free standing warrants classified as liability at fair value. In determining the appropriate fair value, the Company used a Black-Scholes valuation model. These warrants are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as these are changes in fair value of the warrants at end of reporting period.

Accumulated Other Comprehensive Income or Loss - The Company’s accumulated other comprehensive income or loss represents foreign currency translation adjustments. See Note 10, “Accumulated Other Comprehensive Income.”

BridgeCo, Inc.
Notes to Consolidated Financial Statements

Use of Estimates – The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported components of results of operations during the reporting period. Actual results could differ from those estimates.

Reclassification – Certain prior year consolidated financial statement amounts have been reclassified to conform to the current year presentation. In particular, the Company’s management determined to reclassify interest payments on ETV debt of $281,236 from cash flow used in financing activities to cash flows used in operating activities in the year ending December 31, 2010.

Recent Accounting Pronouncements, effective –
In August 2009, the FASB issued Accounting Standards Update ("ASU") No. 2009-05, Measuring Liabilities at Fair Value. The update amends ASC 820 for the fair value measurement of liabilities. The amendments to ASC 820 are affective for the Company for the year beginning January 1, 2010. The adoption of these amendments did not have a significant impact on the Company's financial position, results of operations or cash flows.

In January 2010 the FASB issued Accounting Standards Update ("ASU") No. 2010-06, Improving Disclosures about Fair Value Measurements, amends FASB ASC 820-10, Fair Value Measurements and Disclosures, and requires new disclosures about transfers into and out of Level 1 and 2 of the fair value hierarchy and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. The Company adopted this standard as of January 1, 2010. The adoption did not have an effect on the Company’s financials statements.

ASU 2010-17, Milestone Method of Revenue Recognition, provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions.  It is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The Company adopted this standard as of January 1, 2011. The adoption did not have a significant effect on the Company's financial statements.

Recent Accounting Pronouncements, not yet effective –
In July 2010 the FASB issued Accounting Standards Update ("ASU") No. 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, requires an entity to provide additional information to assist financial statement users in assessing an entity’s credit risk exposures and evaluating the adequacy of its allowance for credit losses, amends ASC 310. For nonpublic entities, the disclosures are effective for interim and annual reporting periods ending on or after December 15, 2011. The Company is currently evaluating the potential impact.

3.	Restricted Cash

Certain leases and letters of credit issued by the Company are guaranteed by a third-party. As of periods ending March 31, 2011 and December 31, 2010 cash deposits of $1,026,882 (unaudited) and $607,320 was restricted and used as a security for such guarantees.

BridgeCo, Inc.
Notes to Consolidated Financial Statements

4.	Property and Equipment

Property and equipment consisted of the following as of:

	Unaudited
	3/31/2011	12/31/2010
Machinery and equipment	$72,877	$57,735
Less accumulated depreciation	-	-
Property and equipment, net	$72,877	$57,735

Total depreciation expense incurred in periods ending March 31, 2011(unaudited), March 31, 2010(unaudited) and December 31, 2010 is $Nil. Property & equipment having an acquisition cost of $72,877 will not be placed into service until April 1, 2011.

5.	Intangible Assets

In the normal course of business, the Company acquires licenses, patents and other intellectual property rights necessary for performing operating activities and development of its products.

These intangible assets consisted of the following as of periods ending:

	Unaudited
	3/31/2011	12/31/2010
Intellectual property rights acquired for inclusion in products sold to customers	894,174	888,811
Other intangible assets	58,585	58,585
	$952,759	$947,396
Less accumulated amortization	(465,772)	(419,052)
Intangible assets, net	$486,987	$528,344

Amortization expense for periods ending March 31, 2011, March 31, 2010 and December 31, 2010 was $46,720 (unaudited), $15,557 (unaudited) and $105,269 respectively.

The estimated amortization expense as of March 31, 2011 is as follows:

Period from April 1 to December 31, 2011	$156,319
2012	$190,286
2013	$132,019
2014	$8,363
2015	Nil

6.	Inventories

Inventories at periods ending March 31, 2011, and December 31, 2010 consist of the following:

BridgeCo, Inc.
Notes to Consolidated Financial Statements

	Unaudited
	3/31/2011	12/31/2010
Finished goods	$542,239	$287,020
Total Inventories, net	$542,239	$287,020

Where required, a provision is made to reduce excess or obsolete inventory to estimated net realizable value. At March 31, 2011 and December 31, 2010 the inventory provision set is $40,712 (unaudited), and $40,712 respectively.

7.	Financing Arrangements

The Company’s debt at the following period ends consist of:

	Unaudited
	3/31/2011	12/31/2010
ETV debt	$1,439,390	$1,580,701

The aggregate amount of maturities of the ETV debt after March 31, 2011, is as follows:

Year	Amount
Period from April 1 to December 31, 2011	508,184
2012	692,980
2013	238,226
2014	-
2015	-
Thereafter	-
Total Debt	$1,439,390

In July 2007 the Company entered into a Loan & Security Agreement with a European debt financing firm (ETV Capital SA), obtaining a loan totaling $8 million, consisting of $6 million of term debt financing and $2 million as working capital financing, collateralized by substantially all of the Company's assets except for intellectual property. The Company drew down a total of $3.6 million of term debt financing in two tranches:  Tranche A ($2.4 million) in March 2008 and Tranche B ($1.2 million) in September 2008.  Each tranche matures over a 36-month amortization period beginning on the respective drawdown date.  Tranche A and B accrue interest over the loan period at a rate of 9.91% and 10.74%, respectively. The loan is to be repaid in monthly installments of principal and accrued interest over a period of three years.

In connection with entering into the 2007 agreement, the Company issued the lender detachable warrants to purchase 68,533 shares of Series D-1 preferred stock at $8.1713 per share. The warrants are exercisable over a period of ten years from the date of issuance.  The warrants were recorded as an original issue discount on the debt which was amortized as interest expense through the term of the loan.

In August 2009, the Debt was restructured to accommodate a longer repayment period. Consequentially, the principal outstanding of $2,489,709 as on September 30, 2009 was converted into a new debt which matures over a new 36 month period beginning in October 2009, accruing interest at 14% per annum over the loan period. In connection with the restructuring the Company issued the lender detachable warrants to purchase a total of 146,341 shares of Series New A preferred stock at $0.01 per share in exchange for the warrants to purchase 68,533 shares of Series D-1 preferred stock, which had no economic value. The warrants are exercisable over a period of ten years from the date of issuance. The modified debt instrument has substantially different terms from the original agreement and thus was accounted for as an extinguishment of debt. In 2009, the Company has recorded a loss on extinguishment of $490,334 within interest income (expense), net related to the write-off of any unamortized debt discount and deferred financing costs and new warrants as of the modification date. As the warrants are factored into the loss on extinguishment, they are not recorded as a debt discount.

BridgeCo, Inc.
Notes to Consolidated Financial Statements

The fair value of the warrants to purchase series New A preferred stock of $145,329 was computed using the Black-Scholes option pricing model using the following assumptions: expected term of 10 years; zero dividend yield; estimated volatility of 62%; and a risk-free interest rate of 3.33%. The fair value of the warrants was allocated to warrant liability.

The number of shares for which the warrants are exercisable was equal to the greater of (i) 146,341 shares or (ii) 2.0% of the Company’s outstanding stock on a fully diluted basis. The number of shares became fixed immediately after satisfaction of equity condition 2 (i.e. once $7.5 million had been raised) in February 2010 at 182,927 warrants.

In October 2010, the repayment schedule was adjusted based on the achievement of certain milestones agreed to in the original loan agreement and consequently it matures over a new 30 month period beginning in October 2010.A summary of the ETV borrowing is as follows:

Original Terms
Type of Facility	Term Loan
Agreement date	7-Jul
Term (in months)	36

	Tranche A	Tranche B
Drawdown	$2,400,000	$1,200,000
Drawdown Date	8-Mar	8-Sep
Interest Rate	9.91%	10.74%
Maturity Date	11-Mar	11-Sep

Warrants	68,533
Series	Pfd D-1
Price / Share	$8.17

Restructured Terms
Date of restructure	9-Aug
Interest Rate	14%
Term (in months)	36
Revised Maturity Date	12-Sep

Warrants	146,341
Series	Pfd New A
Price / Share	$0.01

	Unaudited
ETV Debt	3/31/2011	12/31/2010
Balance at January 1	$1,580,701	$2,298,079
Amortization of discount according to the effective interest method	-	14,698
Repayment	(141,311)	(732,076)
Balance at Period End	$1,439,390	$1,580,701
Current portion	617,087	649,495
Non-current portion	822,303	931,206

8.	Issuance of Capital Stock and Change in Capital Structure

BridgeCo, Inc.
Notes to Consolidated Financial Statements

As of December 31, 2010 the Company was authorized to issue 25,750,000 shares, of which (i) 10,750,000 shall be preferred stock, par value $0.01 per share (“Preferred Stock”), all of which shall be designated Series New A Preferred Stock, par value $0.01 per share (“Series New A Preferred Stock”), and (ii) 15,000,000 shall be Class A Common Stock, par value $0.01 per share (“Class A Common Stock”).

As of March 31, 2011 the Company is authorized to issue 29,750,000, of which (i) 12,750,000 shall be preferred stock, par value $0.01 per share (“Preferred Stock”), all of which shall be designated Series New A Preferred Stock, par value $0.01 per share (“Series New A Preferred Stock”), and (ii) 17,000,000 shall be Class A Common Stock, par value $0.01 per share (“Class A Common Stock”).

During 2010 the Company issued 4,500,000 shares of Series New A convertible preferred stock in exchange for total consideration of cash of $4,500,000. Total issuance costs in connection with the issuance of Series New A of $102,219 have been charged against Additional-paid-in-capital.

During the quarter ending March 31, 2011 the Company issued an additional 2,000,000 shares of Series New A convertible preferred stock in exchange for total consideration of cash of $2,000,000. Total issuance costs in connection with the issuance of Series New A of $10,894 have been charged against Additional-paid-in-capital.

Rights and Restrictions of the Shares

The Series New A preferred stock has the following rights, preferences and privileges:

The holders of each class of preferred stock shall participate in any dividends declared by the Company upon the then outstanding common stock of the Company, on an as if converted basis.

In the event of a liquidation, ownership dissolution, corporate merger resulting in a change of voting control, sale of all or substantially all of the Company’s assets, or winding-up of the affairs of the Company, the holders of each share of Series New A shall be entitled to receive per share $1.00, plus all declared but unpaid dividends, in preference to any distribution to the holders of the common shares. Upon liquidation, payment will first be made to the holders of Series New A.  Any remaining funds will be divided pro rata between the holders of all classes of preferred and common stock based on the common share equivalents that would be held by each preferred stockholder in the event they had converted their preferred stock to common stock immediately prior to the liquidation, dissolution, or merger.

The holders of each share of Series New A convertible preferred stock have full voting rights equivalent to the number of common shares into which they are convertible. Common stockholders are entitled to one vote for each share held but are not entitled to vote on any proposals to amend the rights of the preferred shares.

The holders of shares of convertible preferred stock and common stock, together voting as a single class of stockholders are entitled to elect the Company’s four directors.

Each share of convertible preferred stock was convertible at the option of the stockholders, into one share of common stock, subject to adjustment in the event additional shares of Series New A were issued at less than the original issuance price paid by the investors.

Each share of convertible preferred stock will automatically convert into one share of common stock prior to the closing of an underwritten initial public offer (“IPO”) of the Company’s common stock with aggregate proceeds to be received by the Company of at least $25,000,000.

BridgeCo, Inc.
Notes to Consolidated Financial Statements

The Articles of Incorporation (the “Articles”) place certain restrictions on the control of the Company. The Articles indicate that the Company cannot, among other things, create any new class of shares with preferential rights of any kind or with privileged voting rights, declare cash dividends to any stockholder, sell, liquidate or dissolve the Company without prior approval of the holders of majority of the Series New A preferred stock.

The Company initially classified the Series A Preferred Stock in Stockholders' Equity (Deficit). Due to the fact that it was acquired on May 18, 2011 by Standard Microsystems Corporation, an SEC registrant, the Company's management determined to adopt ASC 480-10-S99-3A retrospectively for all periods presented.  The Series A Preferred Stock include a deemed liquidation redemption feature that is outside the control of the Company. Accordingly, the Series A Preferred Stock were reclassified from Stockholders' Equity (Deficit) into mezzanine equity. These shares are contingently redeemable, i.e. they only redeem in the event of a deemed liquidation.  As this event is contingent and not considered probable, there is no accretion of changes in the redemption value.

Stockholders’ Equity (Deficit)

Stock option plans

On March 18, 2010, the Company adopted the Amended and Restated 2009 Stock Option and Grant Plan (the Plan). The Plan provides for granting of stock options to employees and directors, as well as external non-employee consultants, and gives them the right to acquire shares in the Company for a fixed price. Options granted under the Plan vest 25% after one year with the remaining 75% of the options vesting on a monthly pro-rata basis over the following 36 months. Options under the Plan have a 10 year term from their vesting start date which is typically the grant date. Employees who voluntarily end their employment with the Company are entitled to exercise their vested options until three months after their final date of employment. On the initial granting of options under the Plan, the vesting start dates of certain options were deemed to have started in various dates in the past, coinciding generally with the dates that the employees had commenced employment. Accordingly, on the initial grant date of the Plan, certain options were already vested.

In accordance with ASC Topic 718, the Company will recognize the compensation expense of share based awards on a straight-line basis over the vesting period of the award. The determination of the fair value of share based payment awards is affected by the stock price at the date of grant, the exercise price of the stock option and a number of assumptions, including volatility, expected term, risk-free interest rate and dividend-yield. The Company elected to use the Black-Scholes option pricing model for stock options issued to employees. The following assumptions were used to determine the fair value of options granted for the periods ending March 31, 2011, March 31, 2010 and December 31, 2010:

	Unaudited		Unaudited
	3/31/2011	12/31/2010	3/31/2010
Dividend-yield	-	-	-
Expected term	6.25 years	6.25 years	6.25 years
Risk free interest rate	2.5%	2.5%	2.5%
Volatility	50.45%	45.08%	45.08%

BridgeCo, Inc.
Notes to Consolidated Financial Statements

As shares of the Company are not quoted on stock exchanges, the fair value of the common stock on the date of grant has been determined by the Company based on its best estimates considering all available factors, including review of valuations performed by an independent valuation firm. The Company has used a dividend yield of zero, based on the fact that the Company has never paid dividends and has no present intention to pay dividends. The Company has elected to use the simplified method for estimating the expected term for its “plain-vanilla” options granted for the year ended December 31, 2010, three months ended March 31, 2011 and the three months ended March 31, 2010 because it does not have sufficient historical data to form an estimate. The Company uses the historical stock prices of public companies which operate in the same industry and are of comparable size to the Company in determining the volatility assumption under ASC Topic 718. The risk-free interest rate is based on the U.S. Treasury yields in effect at the time of grant for periods corresponding to the expected life of the options. Forfeitures are estimated based on historical experience. Changes to these assumptions may have a significant impact on the results of operations.
Stock option activity under the Company’s plans is as follows:

Options	Options Available	Number of Shares	Weighted average exercise price	Weighted average remaining contractual term

Outstanding as of January 1, 2010	0	0
Granted	(1,993,406)	1,993,406	0.17
Exercised	0	(36,078)	0.17
Forfeited or expired	17,000	(17,000)	0.17

Outstanding as of December 31, 2010	(1,976,406)	1,940,328	0.17	6.3 years

Exercisable as of December 31, 2010		1,219,805	0.17	6.0 years

Expected to vest (net of forfeitures) as of December 31, 2010		1,735,387	0.17	6.3 years

Granted (Unaudited)	(15,000)	15,000	0.17
Exercised (Unaudited)	0	(2,213)	0.17
Forfeited or expired (Unaudited)	2,037	(2,037)	0.17

Outstanding as of March 31, 2011 (Unaudited)	(1,989,369)	4,906,270	0.17	6.1 years

Exercisable as of March 31, 2011 (Unaudited)		1,244,235	0.17	5.8 years

Expected to vest (net of forfeitures) as of March 31, 2011 (Unaudited)		1,749,814	0.17	6.0 years

The per share weighted average fair value of stock awards granted during the periods ending March 31, 2011 and March 31, 2010 and December 31, 2010 was $0.08(unaudited) and $0.08(unaudited), $0.08(audited), respectively. As of March 31, 2011 and December 31, 2010, there was $20,851(Unaudited) and $23,346 of total unrecognized compensation cost related to non-vested share based compensation arrangements granted under the Plan. This cost is expected to be recognized over a weighted average period of 2.6 years (unaudited) and 2.5 years respectively.

The Company currently uses authorized and unissued shares to satisfy share award exercises.

Stock-based compensation expense for periods ending March 31, 2011, March 31, 2010 and December 31, 2010 amounted to $2,820(Unaudited), $24,362(Unaudited) and $97,294 respectively.

Restricted shares

BridgeCo, Inc.
Notes to Consolidated Financial Statements

In February 2011, the Company granted 546,893 shares of the Company's restricted common stock that are tied to the Company’s consummation of a sale of the business. The shares vest 60 days following the completion of the sale. The share grant contains a service condition, i.e. employee’s continued employment with the Company, and a performance condition, i.e. the sale occurring and the consideration received. Based on the performance condition, the number of shares is variable.

As of March 31, 20110, 91.07% of the total shares granted, i.e. 498,055 shares, are expected to be granted based on the terms of the letter of intent between the Company and Standard Microsystems Corporation dated March 15, 2011. The Company determined that it is not probable that the performance condition will be satisfied until the sale event occurs due to the fact that the event is outside the company’s control. Once the performance condition changes from probable to improbable, upon close of the sale transaction, the compensation expense will be recognized on a cumulative basis in the period the estimate changes. The cumulative basis is the cumulative effect on current and prior periods, determined by the fair value of the award multiplied by the cumulative vesting percentage.

The total unrecognized expense (fair value) of the shares expected to be granted is estimated to be $1,623,659 as of March 31, 2011 and is based on terms stated in the letter of intent.

9.	Income Tax

The Company has recorded no income tax provision due to operating losses incurred in all periods presented.  At December 31, the Company’s deferred tax assets (liabilities) consist of:

Year ending December 31,	2010
Deferred tax assets:
USA	2,364,302
India	68,323
Total net operating loss carry forwards	$2,432,625
Less: valuation allowance	(2,432,625)
Deferred tax assets, net	$-

The Company has provided the valuation allowance for the full amount of deferred tax assets at December 31, 2010 since management has determined that it is more likely than not that the Company will not recognize the benefits of its deferred tax assets.

The Federal statutory income tax rate is 34%. The Company's effective tax rate is 0% mainly because it has recorded a 100% valuation allowance on its net deferred tax assets.

As of December 31, 2010, the Company has tax loss carry forwards of $7,174,940 which will begin to expire as follows:

Year ending December 31,	Amount
2016	$3,944,958
2017	3,229,982
Thereafter	-

The components of net operating loss before income taxes are as follows:

BridgeCo, Inc.
Notes to Consolidated Financial Statements

			12/31/2010
	Unaudited	Unaudited	as restated
Period Ending	3/31/2011	3/31/2010	(see Note 14)
Foreign	(807,592)	(393,640)	(2,050,743)
United States	(1,097,467)	(743,980)	(2,059,991)
Consolidated net loss	$(1,905,059)	$(1,137,620)	$(4,110,734)

The following tax years remain subject to examination:

Jurisdiction	Tax Year
USA	2008, 2009, & 2010
Japan	2008, 2009, & 2010
India	2009 & 2010

The Company accounts for uncertain tax positions in accordance with Accounting Standards Codification 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740”).  The Interpretation provides standards for the financial statement recognition of a tax position taken or expected to be taken in a tax return.  Under ASC 740-10, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the position will be sustained on examination by the taxing authorities based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

At December 31, 2010 the total uncertain tax positions including interest and penalties were nil.  The Company has elected to recognize interest and penalties related to income tax matters as a component of income tax expense.

10.	Accumulated Other Comprehensive Income or Loss

Accumulated comprehensive income (loss) for the year ended December 31, 2010 and the periods ended March 31, 2011 and 2010 has been reflected in the consolidated statement of changes in shareholders’ equity (deficit) and consists of the following for the periods ended:

	Unaudited
	3/31/2011	12/31/2010
Foreign currency translation adjustments	1,039,678	1,044,694
Total accumulated other comprehensive income, net of tax	$1,039,678	$1,044,694

11.	Commitments and Contingencies

BridgeCo, Inc.
Notes to Consolidated Financial Statements

The Company leases an office premises under an operating lease. The contract has a 5 year 24 month lock in term starting October 15, 2010 and terminating on October 14, 2015. As the lease has a 24 month lock in period the contract has the following remaining minimum lease payments:

Minimum Lease payments as of March 31, 2011
Period from April 1 to December 31, 2011	188,592
2012	220,024
2013	-
Thereafter	-
$408,616

The amount of rent expense incurred by the Company during period ending March 31, 2011, March 31, 2010 and December 31, 2010 was $87,781(unaudited), $39,337(unaudited) and $241,158 respectively.

Other Commitments

In June 2009, the Company entered into a software license purchase agreement. The license purchased is to be included on the Company's products upon request from the customers. Pursuant to this license purchase agreement, the Company is required to produce and deliver to customers a minimum number of devices. The minimum commitment under the license agreements totaled as of periods ending March 31, 2011 and December 31, 2010 approximately $85,500 (unaudited) and $85,500, respectively.

The Company also entered into non-cancelable cooperation agreements with certain suppliers. The amount of minimum committed future expenditures under such contracts as of periods ending March 31, 2011 and December 31, 2010 totals $91,126 (unaudited) and $133,423 respectively.

12.	Concentration of Credit Risk, Significant Customers and Significant Suppliers

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. Receivables due from significant customers as a percentage of total accounts receivable are as follows:

Period Ending	3/31/2011	12/31/2010
Customer F	31%	26%
Customer A	25%	20%
Customer J	9%	16%
Customer G	7%	2%
Customer C	5%	9%
Customer K	3%	9%
Customer I	0%	8%

BridgeCo, Inc.
Notes to Consolidated Financial Statements

Sales to significant customers as a percentage of total revenues are as follows:

Period Ending	3/31/2011	12/31/2010
Customer F	26%	12%
Customer A	17%	41%
Customer G	15%	11%
Customer M	11%	0%
Customer L	6%	2%
Customer I	4%	4%
Customer B	2%	4%

** Significant customers in receivables table do not correspond to the customers in sales table.

The Company generates a significant portion of its revenues from the sale of various versions of its modules and integrated circuit products. During periods ending March 31, 2011 (unaudited) and December 31, 2010, the percentages of revenues generated from the sale of these products were as follows:

Period Ending	03/31/2011	12/31/2010
DM850E/830/840/870/860	40%	28%
CM 860/870	1%	2%
CR 860/870	44%	59%

Substantially all of the Company’s revenues are generated from countries outside the United States. The significant sales are made to customers located in the following countries:

Period Ending	3/31/2011	12/312010
Japan	38%	46%
United Kingdom	31%	13%
Hong Kong	17%	23%
China	5%	4%
USA	3%	3%
Other	6%	11%

Dependence on Third Parties for Wafer Fabrication and Assembly:

The Company has single sources for its silicon wafers, its packaging and assembly requirements, and its testing requirements. The Company is in the process of qualifying additional wafer vendors for assembly and testing.

13.	Related Party Transactions

The Company has entered into certain transactions with related parties in the normal course of business. Amounts paid for the periods ending March 31, 2011, March 31, 2010 and December 31, 2010 was $2,476(unaudited), $Nil(unaudited) and $1,838 respectively.

BridgeCo, Inc.
Notes to Consolidated Financial Statements

14.	Restatement

Recapitalization

In 2009, the Company, on approval of the Board of Directors and Shareholders recapitalized its equity structure whereby all preferred stock were first converted to Common Stock in the ratio of 1:1, and then all the Common shares outstanding 7,895,857 were subject to a reverse split of one share for 10 million shares. Prior to this Recapitalization, the outstanding shareholders’ debt of $6,000,000 and the accrued interest of $462,500 was also converted to Preferred stock and subsequently to common stock and was subject to the Recapitalization. Consequently the total old convertible preferred stock, the old common stock and the relating additional paid in capital in the amount of $79,927,210 was reversed against accumulated deficit.

 Subsequently, the Company's management determined that, due to the fact that the change in ownership was less than 80% and other factors, the initial accounting was wrong and adjusted the error accordingly.

Warrants

The Company initially accounted for the warrants as equity classified warrants. The warrants contain the right to purchase Series A Preferred Stock. Subsequently, the Company's management determined that the Series A Preferred Stock include a deemed liquidation redemption feature that is outside the control of the Company. According to ASC 480 the warrants should be classified as a liability given that the issuer cannot control the occurrence of a deemed liquidation event. Consequently, the Company adjusted for this error.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. Financial liabilities carried at fair value as of March 31, 2011 and December 31, 2010, respectively are classified in one of the three categories as follows:

Financial liabilities carried at fair value as of March 31, 2011(unaudited):

Liabilities	Level 1	Level 2	Level 3	Total
Warrants	$-	$-	$594,513	$594,513
Total	$-	$-	$594,513	$594,513

Financial liabilities carried at fair value as of December 31, 2010:

Liabilities	Level 1	Level 2	Level 3	Total
Warrants	$-	$-	$181,098	$181,098
Total	$-	$-	$181,098	$181,098

The Company used the Black-Scholes option pricing model for the warrants based on the fair value of the preferred stock. The following assumptions were used to determine the fair value of the warrants as of March 31, 2011 and December 31, 2010:

BridgeCo, Inc.
Notes to Consolidated Financial Statements

	Unaudited
	3/31/2011	12/31/2010
Dividend-yield	-	-
Expected term	9 years	9 years
Risk free interest rate	3.3%	3.1%
Volatility	45.0%	45.0%
Underlying preferred share	$3.26	$1

The fair value of the underlying preferred shares as of December 31, 2010 was determined based on the most recent price received for the issuance of the Company's Series New A preferred stock as described in note 8.

The fair value of the underlying preferred shares as of March 31, 2011 was determined based on the expected consideration to be  received upon sale of the business as defined in the letter of intent between the Company and Standard Microsystems Corporation dated March 15, 2011. In essence, the increase in fair value of the underlying preferred shares was triggered by the execution of above mentioned letter of intent.

The following table summarizes the changes in the fair value of the Company’s level 3 financial liabilities for the period ended March 31, 2011(unaudited):

Balance at January 1, 2011	181,098
Total (gains) losses realized and unrealized:
Included in earnings, as part of change in fair value of warrants	413,415
Balance at March 31, 2011	594,513

The following table summarizes the changes in the fair value of the Company’s level 3 financial liabilities for the year ended December 31, 2010:

Balance at January 1, 2010	144,878
Total (gains) losses realized and unrealized:
Included in earnings, as part of change in fair value of warrants	36,220
Balance at December 31, 2010	181,098

Preferred Stock

The Company initially classified the Series A Preferred Stock in Stockholders' Equity (Deficit). Due to the fact that it was acquired on May 18, 2011 by Standard Microsystems Corporation, an SEC registrant, the Company's management determined to adopt ASC 480-10-S99-3A retrospectively for all periods presented.  The Series A Preferred Stock include a deemed liquidation redemption feature that is outside the control of the Company. Accordingly, the Series A Preferred Stock were reclassified from Stockholders' Equity (Deficit) into mezzanine equity. These shares are contingently redeemable, i.e. they only redeem in the event of a deemed liquidation.  As this event is contingent and not considered probable, there is no accretion of changes in the redemption value.

Below is a summary of the effects of the restatements on the Company’s consolidated balance sheet as of December 31, 2010 and 2009 and the year ended December 31, 2010.

BridgeCo, Inc.
Notes to Consolidated Financial Statements

	As Previously
Consolidated Balance Sheets	Reported	Adjustments	As Restated
As of December 31, 2009
Warrant Liability	$-	$144,878	$144,878
Mezzanine Equity - Preferred Stock	$-	$6,000,000	$6,000,000
Series New A preferred stock	$60,000	$(60,000)	$-
Additional paid in capital	$6,152,982	$73,841,881	$79,994,863
Accumulted Deficit	$(7,505,344)	$(79,926,759)	$(87,432,103)
Total Stockholders' Equity (Deficit)	$(137,206)	$(6,144,878)	$(6,282,084)
As of December 31, 2010
Warrant Liability	$-	$181,098	$181,098
Mezzanine Equity - Preferred Stock	$-	$10,500,000	$10,500,000
Series New A preferred stock	$105,000	$(105,000)	$-
Additional paid in capital	$10,608,830	$69,386,881	$79,995,711
Accumulted Deficit	$(11,595,789)	$(79,962,979)	$(91,558,768)
Total Stockholders' Equity (Deficit)	$163,095	$(10,681,098)	$(10,518,003)

	As Previously
Consolidated Statement of Operations	Reported	Adjustments	As Restated
As of December 31, 2010
Change in fair value of warrants	$-	$(36,220)	$(36,220)
Net loss	$(4,090,445)	$(36,220)	$(4,126,665)

15.	Subsequent Events

The Company’s management initially evaluated events through April 7, 2011, the initial issuance date of the financial statements.

In January and February 2011, the Company issued 1,000,000 shares, respectively, of Series New A convertible preferred stock at $1 each to the existing shareholders of the company at the same term of the prior issuance.

For purpose of the reissued financial statements, the Company’s management has evaluated events through August 1, 2011, the reissuance date of the financial statements.

On May 19, 2011 Standard Microsystems Corporation (“SMSC”) completed the acquisition of 100% of the outstanding capital stock of BridgeCo, Inc and its subsidiaries at a purchase consideration of $ 40 Million. The terms of the merger agreement also provide for annual cash payments to former BridgeCo shareholders upon achievement of certain revenue and gross profit margin goals in 2011 and 2012.